Exhibit 10.2

GUARANTY OF LEASE

1. Guaranty. THIS GUARANTY OF LEASE, dated as of November 15, 2013, is made by FBR & CO., a Virginia corporation (“Guarantor”), whose address is 1100 Nineteenth Street North, Arlington, VA, as a material inducement to and in consideration of 1300 N. 17TH STREET, L.P., a Delaware limited partnership (“Landlord”), entering into a written lease (as amended, modified, supplemented, extended, restated or replaced, the “Lease”) with FBR CAPITAL MARKETS & CO., a Delaware corporation (“Tenant”), dated the same date as this Guaranty of Lease, pursuant to which Landlord leases to Tenant, and Tenant leases from Landlord certain premises located on portions of the second (2nd), thirteenth (13th) and fourteenth (14th) floors of the office building at 1300 N. 17th Street, Arlington, VA 22209 (the “Building”), unconditionally and absolutely guarantees and promises to and for the benefit of Landlord that Tenant shall timely pay and perform all of the obligations of Tenant under the Lease when due. If Tenant at any time shall default in the timely payment or performance of any provisions of the Lease, Guarantor shall immediately pay or perform such obligations of Tenant and pay Landlord all damages, costs and expenses that may arise as a result of such default by Tenant, including, without limitation, all reasonable attorneys’ fees and disbursements incurred by Landlord or caused by any such default by Tenant and/or by the enforcement of this Guaranty of Lease.

2. Unconditional Guaranty. This Guaranty of Lease is an absolute and unconditional guaranty of payment and of performance. It shall be enforceable against Guarantor without the necessity of any suit or proceeding on Landlord’s part of any kind or nature whatsoever against Tenant, its successors and assigns, and without the necessity of any notice of nonpayment, nonperformance or nonobservance, or any notice of acceptance of this Guaranty, or any other notice or demand to which Guarantor might otherwise be entitled, all of which Guarantor hereby expressly waives (including, without limitation, all rights of Guarantor arising under Sections 49-25 and 49-26 of the Code of Virginia (as amended from time to time)); and Guarantor hereby expressly agrees that the validity of this Guaranty and the obligations of Guarantor hereunder shall in no way be terminated, affected, diminished or impaired by reason of the assertion or the failure to assert by Landlord against Tenant, or against Tenant’s successors and assigns, of any of the rights or remedies reserved to Landlord pursuant to the provisions of the Lease or by relief of Tenant from any of Tenant’s obligations under the Lease or otherwise by (a) the release or discharge of Tenant in any creditors’ proceedings, receivership, bankruptcy or other proceeding; (b) the impairment, limitation or modification of the liability of Tenant or the estate of Tenant in bankruptcy, or of any remedy for the enforcement of Tenant’s liability under the Lease, resulting from the operation of any present or future provision of the United States Bankruptcy Code or other statute or from the decision in any court; or (c) the rejection or disaffirmance of the Lease in any such proceeding.

3. Liability. If Guarantor consists of more than one person or party, Guarantor’s obligations are joint and several and are independent of Tenant’s obligations. A separate action may be brought or prosecuted against any Guarantor whether the action is brought or prosecuted against any other Guarantor or Tenant, or all, or whether any other Guarantor or Tenant, or all, are joined in the action.

4. Reinstatement. This Guaranty shall continue to be effective or be reinstated if at any time the payment of any amount due under the Lease is rescinded or must otherwise be returned by Landlord for any reason, including, without limitation, the insolvency, bankruptcy, liquidation or reorganization of Tenant, Guarantor or otherwise, all as though such payment had not been made, and, in such event, Guarantor shall pay to Landlord an amount equal to any such payment that has been rescinded or returned.

5. Waiver of Statute of Limitations. Guarantor waives the benefit of any statute of limitations affecting Guarantor’s liability under this Guaranty of Lease.

6. Changes to Lease. The provisions of the Lease may be changed by agreement between Landlord and Tenant at any time, or by course of conduct, without the consent of and/or without notice to Guarantor. This Guaranty of Lease shall guarantee the payment and performance of the Lease as modified, amended, supplemented, extended, restated or replaced and is a guaranty of the Tenant’s payment of the sums due thereunder and performance of the Lease and not of collection. Assignment of the Lease (whether or not permitted by the Lease) shall not affect this Guaranty of Lease. Landlord’s consent to any assignment or assignments and successive assignments by Tenant and Tenant’s assigns of the Lease, made either with or without notice to the Guarantor, shall in no manner whatsoever release the Guarantor from any liability under this Guaranty of Lease.

7. Delays in Asserting Claims. This Guaranty of Lease shall not be affected by Landlord’s failure or delay in asserting any claim or demand or in enforcing any of Landlord’s rights. Partial or single exercise of any right, power or privilege under this Guaranty of Lease shall not preclude any other or further exercise of any right, power or privilege by Landlord. Each of the rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law or in the Lease or this Guaranty of Lease.

8. Tenant Default. If Tenant defaults under the Lease, Landlord may proceed immediately against Guarantor or Tenant, or both, or Landlord may enforce against Guarantor or Tenant, or both, any rights that it has under the Lease, or pursuant to applicable laws. If the Lease terminates and Landlord has any rights it may enforce against Tenant after termination, Landlord may enforce those rights against Guarantor without giving prior notice to Tenant or Guarantor, or without making any demand on either of them.

9. Guarantor Waivers. Guarantor waives the right to require Landlord to (1) proceed against Tenant; (2) proceed against or exhaust any security that Landlord holds from Tenant; or (3) pursue any other remedy in Landlord’s power. Guarantor waives any defense by reason of any disability of Tenant, and waives any other defense based on the termination of Tenant’s liability from any cause. Until all of Tenant’s obligations to Landlord have been discharged in full, Guarantor has no right of subrogation against Tenant. Guarantor waives its right to enforce any remedies that Landlord now has, or later may have, against Tenant. Guarantor waives any right to participate in any security now or later held by Landlord. Guarantor waives all presentments, notices of dishonor, and notices of acceptance of this Guaranty of Lease, and waives all notices of the existence, creation, or incurring of new or additional obligations.

10. Collection Costs. If Landlord is required to enforce Guarantor’s obligations by legal proceedings, Guarantor shall pay to Landlord all costs incurred, including, without limitation, reasonable attorneys’ fees and expenses.

11. Landlord Successors. If Landlord disposes of its interest in the Lease, “Landlord,” as used in this Guaranty of Lease, shall mean Landlord’s successors and assigns.

12. Guarantor Successors. Guarantor’s obligations under this Guaranty of Lease shall be binding on Guarantor’s successors and shall inure to the benefit of Landlord’s successors, assigns and designees and to any mortgagee or beneficiary under a deed of trust to which the Lease has been assigned and their respective successors and assigns.

13. Governing Law. This Guaranty of Lease shall be governed by the laws of the jurisdiction in which the Building is located and Guarantor hereby submits itself to the jurisdiction of the courts of such jurisdiction and of the any Federal Courts for such jurisdiction, and hereby irrevocably appoints Tenant, or, if Tenant is more than one person, then any one of them, the manager, assistant manager and any acting manager of the facility being operated at any time during the term of the Lease at the Premises, and (if Tenant is a corporation, trustee or partnership) all persons of Tenant upon whom service of process may be served for service upon Tenant as its agents for the service of process in any action against any Guarantor arising out of this Guaranty. Pursuant to such service, suit may be brought against Guarantor in the city or county in which the Building is located or in any Federal Court for such jurisdiction. This provision does not affect any right to serve process upon Guarantor in any other manner permitted by law.

14. Certification. Guarantor shall from time to time within 10 days after receipt of Landlord’s request, execute, acknowledge and deliver to Landlord a statement certifying that this Guaranty of Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating such modifications). Such certificate may be relied upon by any prospective purchaser, lessor or lender of all or a portion of the Building.

15. Maintenance of Existence. Each Guarantor agrees to maintain its corporate, company, trust, partnership or other existence, rights and franchises in full force and effect so long as this Guaranty of Lease is outstanding, and will promptly notify Landlord in writing of any material adverse change in such Guarantor’s financial condition.

16. Entire Agreement. This Guaranty of Lease contains the entire understanding and agreement between Guarantor and Landlord with respect to subject matter hereof, and all prior negotiations, discussions, commitments, representations, agreements and understandings with respect thereto are merged herein. No waiver or modification of any provision of this Guaranty of Lease nor any termination of this Guaranty of Lease shall be effective unless in writing and signed by Landlord.

17. Financial Statements. At any time during the term of the Lease and thereafter during the continuation of any obligation of Guarantor under this Guaranty of Lease, Guarantor shall, upon 10 days prior written notice from Landlord, provide Landlord with a current financial statement and financial statements of the 2 years prior to the current financial statement year. Such statement shall be prepared in accordance with generally accepted accounting principles and, if such is the normal practice of Guarantor, shall be audited by an independent certified public accountant. The foregoing notwithstanding, Guarantor shall not be required to deliver the aforementioned financial statements to Landlord so long as Guarantor timely files an annual “10-K” report (or such subsequent publicly filed report that replaces a 10-K report) with the Securities Exchange Commission.

18. Waiver of Jury Trial. TO THE EXTENT PERMITTED BY APPLICABLE LAW, GUARANTOR HEREBY WAIVES TRIAL BY JURY WITH REGARD TO ANY ACTION OR PROCEEDING OF ANY KIND RELATING IN ANY WAY TO THIS GUARANTY, THE LEASE OR THE INTERPRETATION, BREACH OR ENFORCEMENT THEREOF.

19. Invalidity. If any portion of this Guaranty of Lease is invalid, unenforceable or illegal for any reason, such invalidity, unenforceability or illegality shall not affect the balance of this Guaranty of Lease.

[signatures follow]

IN WITNESS WHEREOF, Guarantor has executed this Guaranty of Lease as of the day and year first above written.

GUARANTOR:

FBR & CO.,

a Virginia corporation

By:	/s/ Richard J. Hendrix
Name:	Richard J. Hendrix
Title:	Chairman & CEO

[GUARANTY OF LEASE]